UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2012

Escalon Medical Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

435 Devon Park Drive, Building 100, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Escalon Medical Corp. (Nasdaq: ESMC) today announced the payment in full of its refinanced debt in connection with the acquisition of certain assets of Biocode Hycel ("Biocode"). On December 31, 2008 Drew Scientific, Inc. ("Drew") acquired certain assets of Biocode for $5,900,000 (4,200,000 Euros) plus acquisition costs of approximately $300,000. The purchase price was paid with cash of approximately $324,000 (approximately 231,000 Euros) and $5,865,000 in seller-financed debt. The Company and its debt holder reached an agreement whereby the Company has paid the balance of the seller-provided financing of approximately $4,149,516 with a one-time payment of $2,487,480 resulting in a gain on extinguishment of debt of $1,662,036. The repayment of the debt has reduced the current portion of the Company’s long-term debt to zero.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release October 18, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp.

October 18, 2012	By:	Richard DePiano Jr.

Name: Richard DePiano Jr.
Title: President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated October 18, 2012